EXHIBIT 23-b

                             KPMG Peat Marwick LLP
                           725 South Figueroa Street
                         Los Angeles, California  90017


                Consent of Independent Certified Public Accountants



The Board of Directors
DDL Electronics, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus. Our report covering the June 30, 1996 financial statements refers to a change in accounting for income taxes.


Los Angeles, California
July 15, 1996

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